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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                    __________________________________

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): June 25, 1999

                 American Gaming & Entertainment, Ltd.
_______________________________________________________________________
          (Exact Name of Registrant as Specified in Charter)


                                 Delaware
_______________________________________________________________________
                   (State or Other Jurisdiction of
                    Incorporation or Organization)


      0-19049                                           74-2504501
_______________________________________________________________________
    (Commission                                       (IRS Employer
    File Number)                                    Identification No.)


           One Woodland Avenue, Paramus, New Jersey 07652
_______________________________________________________________________
               (Address of Principal Executive Offices)

  Registrant's telephone number, including area code:  (609) 822-8505
                                                       _______________

                              Not Applicable
_______________________________________________________________________
             (Former Name, Address and Former Fiscal Year,
                     if Changed Since Last Report)



                                     1 of 3


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American Gaming & Entertainment, Ltd.
SEC Form 8-K

Item 5.  Other Events

On June 25, 1999, Shamrock Holdings Group, Inc. ("Shamrock"), the Company's largest stockholder and creditor, sold the Harolds Club in Reno, Nevada. All five land leases held by Shamrock related to the Harolds Club terminated at closing. The Company, who assigned such land leases to Shamrock in September 1998, was released from all obligations under such leases, except that the Company agreed to indemnify the five lessors of the Harolds Club property against any environmental liabilities resulting from intentional or negligent conduct on the part of the Company. (The Company is unaware of, and no claim has been asserted related to, adverse environmental conditions at Harolds Club resulting from intentional or negligent conduct on the part of the Company.) Additionally, lawsuits filed against the Company in the Second Judicial District Court of the State of Nevada in and for the County of Washoe (Case Nos. CV9604947, CV9604933, CV9604939, CV9604997
and CV9604692), by the five lessors of the Harolds Club property and cross-claims filed against the Company by co-defendants were dismissed upon closing, and any judgments which were entered have been withdrawn and set aside as if not entered.

Due to certain lease guarantees, the Company had recorded unpaid Harolds Club lease payments and property taxes from April 1996 through March 1999, collectively totaling approximately $2,307,000 (the "Unpaid Harolds Obligations"), as current liabilities as of March 31, 1999. As a result of the sale of the Harolds Club, and the consequent release of the Company from all obligations under such leases and the dismissal of all related lawsuits and cross-claims against the Company, the Company has reversed the Unpaid Harolds Obligations.

In September 1996, Shamrock and the Company entered into an agreement pursuant to which Shamrock agreed, upon the sale of the Harolds Club, to reimburse the Company for (i) all costs and expenses, in an amount not to exceed $15,000, incurred by the Company in connection with such sale, (ii) all reasonable attorneys' fees incurred by the Company in connection with litigation commenced against, among others, the Company by the five lessors of the Harolds Club property, and (iii) all reasonable costs and expenses incurred by the Company in connection with the operation and maintenance of the Harolds Club. The Company has set off such amounts, collectively totaling approximately $524,000, against the Company's indebtedness due to Shamrock.



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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            American Gaming & Entertainment, Ltd.
                            ______________________________________
                            (Registrant)

DATE:     July 12, 1999


                            By:   J. DOUGLAS WELLINGTON
                                __________________________________
                                  J. Douglas Wellington
                                  President and Chief Executive Officer
                                  and Principal Accounting Officer